                        MORTGAGE LOAN PURCHASE AGREEMENT

      This is a Mortgage Loan Purchase Agreement (this "Agreement"), dated
October 18, 2006, among FREMONT INVESTMENT & LOAN, a California industrial bank
(the "Responsible Party"), CARRINGTON SECURITIES, LP, a Delaware limited partnership (the "Seller") and STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., a
Delaware limited liability company (the "Purchaser").

                              Preliminary Statement

      The Seller intends to sell the Mortgage Loans (as hereinafter identified)
to the Purchaser on the terms and subject to the conditions set forth in this
Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the Trust Fund. The Trust Fund will be evidenced by a single series of mortgage pass-through certificates designated as Carrington Mortgage
Loan Trust, Series 2006-FRE2 Asset-Backed Pass-Through Certificates (the
"Certificates"). The Certificates will consist of eighteen classes of certificates and will be issued pursuant to a Pooling and Servicing Agreement, dated as of October 1, 2006 (the "Pooling and Servicing Agreement"), among the
Depositor as depositor, Fremont Investment & Loan as servicer (the "Servicer")
and Wells Fargo Bank, N.A. as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and
Servicing Agreement.

            The parties hereto agree as follows:

            SECTION 1 Agreement to Purchase. The Seller agrees to sell and the
Purchaser agrees to purchase, on or before October 18, 2006 (the "Closing
Date"), certain adjustable-rate and fixed-rate, interest-only, balloon and fully-amortizing, first lien and second lien, closed-end, subprime, one- to four- family residential mortgage loans purchased by the Seller from the
Responsible Party (the "Mortgage Loans"), having a scheduled principal balance as of the close of business on October 1, 2006 (the "Cut-off Date") of
$985,032,504 (the "Closing Balance"), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received including the right to any Prepayment Charges payable by the related Mortgagors in connection with any Principal Prepayments on the Mortgage Loans, on an
Originator servicing-retained basis.

            SECTION 2 Mortgage Loan Schedule. The Purchaser and the Seller have agreed upon which of the Mortgage Loans are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement, including the Prepayment Charges. The Closing
Schedule will conform to the requirements set forth in this Agreement and, with respect to the Mortgage Loans subject to this Agreement, to the definition of
"Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing
Schedule shall be used as part of the Mortgage Loan Schedule under the Pooling and Servicing Agreement and shall be based on information provided by the
Originator.

            SECTION 3 Consideration.

            (a)     In consideration for the Mortgage Loans to be purchased
hereunder the Purchaser shall, as described in Section 8, pay to or upon the order of the Seller in immediately available funds an amount (the "Aggregate
Purchase Price") equal to (i) the net sale proceeds of the Class A Certificates and the Mezzanine Certificates and (ii) the Class CE Certificates and the Class
P Certificates.

            (b)     The Purchaser or any assignee, transferee or designee of the
Purchaser shall be entitled to all scheduled payments of principal due after the
Cut-off Date, all other payments of principal due and collected after the
Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

            (c)     Pursuant to the Pooling and Servicing Agreement, the
Purchaser will assign all of its right, title and interest in and to the
Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

            SECTION 4 Transfer of the Mortgage Loans.

            (a)     Possession of Mortgage Files. The Seller does hereby sell, and in connection therewith hereby assigns, to the Purchaser, effective as of the Closing Date, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the
Purchaser on or prior to the Closing Date are and shall be held in trust by the
Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each
Mortgage Note, the related Mortgage and the other contents of the related
Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

            (b)     Delivery of Mortgage Loan Documents. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

            (i)     the original Mortgage Note, endorsed in blank or in the
      following form "Pay to the order of Wells Fargo Bank, N.A., as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

            (ii)    the original Mortgage with evidence of recording thereon,
      and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

            (iii)   an original Assignment in blank;

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            (iv)    the original recorded Assignment or Assignments showing a
      complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

            (v)     the original or copies of each assumption, modification or substitution agreement, if any; and

            (vi)    the original lender's title insurance policy or certified
      copy thereof or, if the original title policy has not been issued, the irrevocable commitment to issue the same.

      With respect to a maximum of approximately 2.0% of the Original Mortgage
Loans, by outstanding principal balance of the Original Mortgage Loans as of the
Cut-off Date, if any original Mortgage Note referred to in Section 4(b)(i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Purchaser of a photocopy of such
Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit I attached to the Pooling and Servicing Agreement. If any of the
original Mortgage Notes for which a lost note affidavit was delivered to the
Purchaser is subsequently located, such original Mortgage Note shall be delivered to the Purchaser within three Business Days.

      If any of the documents referred to in Sections 4(b)(ii), (iii) or (iv)
above has, as of the Closing Date, been submitted for recording but either (x)
has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Purchaser of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Purchaser promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Purchaser, the Trustee and the Rating
Agencies by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date. If a certified copy or the original lender's title insurance policy was not delivered pursuant to Section 4(b)(vi)
above, the Seller shall deliver or cause to be delivered to the Purchaser, promptly after receipt thereof, a certified copy or the original lender's title insurance policy. The Seller shall deliver or cause to be delivered to the
Purchaser promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage
Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

      The Seller shall (at the expense of the Responsible Party) promptly
(within sixty Business Days following the later of the Closing Date and the date of receipt by the Seller of the recording information for a Mortgage, but in no event later than ninety days following the Closing Date) submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee or the
Purchaser, in the appropriate public office for real property records, each
Assignment referred to in Sections 4(b)(iii) and (iv) above and the Seller shall execute each original Assignment or cause each original Assignment to be executed in the following form: "Wells Fargo Bank, N.A.,

                                       -3-

as Trustee under the applicable agreement." In the event that any such
Assignment is lost or returned unrecorded because of a defect therein, the
Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

      Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage
Loan located in Maryland) unless the Trustee or the Purchaser receives notice that such failure to record would result in a withdrawal or a downgrading by any
Rating Agency of the rating on any Class of Certificates; provided, however, the
Seller shall submit or cause to be submitted each Assignment for recording in the manner described above, at the expense of the Responsible Party and at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i)
written direction by Holders of Certificates entitled to at least 25% of the
Voting Rights, (ii) the occurrence of a Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Servicer,
(iv) the occurrence of a servicing transfer as described in Section 7.02 of the
Pooling and Servicing Agreement, (v) with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) any Mortgage Loan that is 90 days or more delinquent. Upon receipt of written notice that recording of the Assignments is required pursuant to one or more of the conditions set forth in the preceding sentence, the Seller shall be required to deliver such Assignments or shall cause such Assignments to be delivered within 30 days following receipt of such notice.

      Each original document relating to a Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser, its assignee, transferee or designee.

            (c)     Acceptance of Mortgage Loans. The documents delivered
pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date, within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

            (d)     Transfer of Interest in Agreements. The Purchaser has the
right to assign its interest under this Agreement, in whole or in part, to the
Trustee, as may be required to effect the purposes of the Pooling and Servicing
Agreement, without the consent of the Seller or the Responsible Party, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser.
Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller or the Responsible
Party under this Agreement will be promptly reimbursed by the Seller or the
Responsible Party, as applicable.

            (e)     Examination of Mortgage Files. Prior to the Closing Date,
the Seller shall either (i) deliver in escrow to the Purchaser, or to any assignee, transferee or designee of the Purchaser for examination, the Mortgage
File pertaining to each Mortgage Loan or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours

                                       -4-

before the Closing Date and within 60 days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any
Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the
Closing Schedule. The Purchaser may, at its option and without notice to the
Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the
Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

            SECTION 5 Representations, Warranties and Covenants of the
                      Responsible Party and the Seller.

            (a)     The Responsible Party hereby represents, warrants and
covenants, to the Seller and the Purchaser, as of the date hereof and as of the
Closing Date, that:

            (i)     The Responsible Party is duly organized, validly existing
      and in good standing under the laws of the state of California and is and will remain in compliance with the laws of each state in which any
      Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan;

            (ii)    The Responsible Party has the full power and authority to
      execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Responsible Party has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller and the
      Purchaser, constitutes a legal, valid and binding obligation of the
      Responsible Party, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

            (iii)   The execution and delivery of this Agreement by the
      Responsible Party and the performance of and compliance with the terms of this Agreement which are applicable to the Responsible Party will not violate the Responsible Party's articles of incorporation or bylaws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Responsible
      Party is a party or which may be applicable to the Responsible Party or its assets;

            (iv)    The Responsible Party is not in violation of, and the
      execution and delivery of this Agreement by the Responsible Party and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Responsible Party or its assets, which violation will likely have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Responsible Party or its assets or might have consequences that would materially and adversely affect the enforceability of the Mortgage Loans or this Agreement or the performance of its obligations and duties hereunder;

                                       -5-

            (v)     The Responsible Party does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of the Responsible Party contained in this Agreement;

            (vi)    There are no actions or proceedings against, or
      investigations of, pending or, to the best of its knowledge, threatened the Responsible Party before any court, administrative or other tribunal
      (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this
      Agreement or (C) that is likely to prohibit or materially and adversely affect the performance by the Responsible Party of its obligations under, or the validity or enforceability of, this Agreement

            (vii)   No consent, approval, authorization or order of or
      registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the
      Responsible Party of, or compliance by the Responsible Party with, this
      Agreement or the consummation of the transactions contemplated by this
      Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (viii)  The consummation of the transactions contemplated by this
      Agreement are in the ordinary course of business of the Responsible Party;
      and

            (ix)    Neither this Agreement nor any written statement, report,
      tape, diskette, form or other document prepared and furnished or to be furnished by the Responsible Party pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact.

            (b)     The Seller hereby represents and warrants to the Responsible
Party and the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

            (i)     The Seller is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware with full limited partnership power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller has the full limited partnership power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full limited partnership power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

            (ii)    The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this
      Agreement, and this Agreement, assuming due authorization, execution and delivery by the Responsible Party and the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization.

            (iii)   The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a

                                       -6-

      breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the certificate of formation or limited partnership agreement of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the
      Seller is a party or by which the Seller or any of its property is bound or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the
      Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage
      Loans or any documents or instruments evidencing or securing the Mortgage
      Loans.

            (iv)    No consent, approval, authorization or order of,
      registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of Delaware, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby;
      provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

            (v)     This Agreement does not contain any untrue statement of
      material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents furnished by the Seller pursuant to this
      Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

            (vi)    The Seller is not in violation of, and the execution and
      delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition
      (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

            (vii)   The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

            (viii)  Immediately prior to the sale of the Mortgage Loans to the
      Purchaser as herein contemplated, the Seller will be the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage
      Note, and, upon the payment to the Seller of the Aggregate Purchase Price, in the event that the Seller retains or has retained record title, the
      Seller shall retain such record title to each Mortgage, each related
      Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

                                       -7-

            (ix)    There are no actions or proceedings against, or
      investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this
      Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the
      Seller or the consummation of the transactions contemplated by this
      Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement.

            (x)     The consummation of the transactions contemplated by this
      Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the
      Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions.

            (xi)    The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

            (xii)   There is no litigation currently pending or, to the best of the Seller's knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

            (xiii)  The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage loan with any intent to hinder, delay or defraud any of its creditors.

            (xiv)   The Seller makes each of the additional representations and warranties set forth on Schedule I hereto.

            SECTION 6 Representations and Warranties of the Responsible Party
Relating to the Mortgage Loans.

   The Responsible Party hereby represents and warrants to the Seller and the
Purchaser that as to each Mortgage Loan as of the Closing Date or as of such other date as specified herein:

            (1)     The information set forth in the Mortgage Loan Schedule and the historical delinquency information described in Item 1100(b) of Regulation
AB as provided in Schedule II hereto related to the Mortgage Pool is complete, true and correct as of the Cut-off Date;

            (2)     Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

            (3)     Except for payments in the nature of Escrow Payments,
including without limitation, taxes and insurance payments, the Originator has not advanced funds, or induced,

                                       -8-

solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or the date of disbursement of the
Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest. No payment of principal and/or interest under the Mortgage Loan has ever been thirty (30) days past due, nor has any payment of principal and/or interest under the Mortgage
Loan been more than thirty (30) days past due at any time since origination. The first Monthly Payment was or shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (4)     There are no delinquent taxes, ground rents, water and
municipal charges, sewer rents, assessments, fire and hazard insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

            (5)     The terms of the Mortgage Note and the Mortgage have not
been impaired, waived, altered or modified in any respect, except by written instruments, recorded, or in the process of being recorded, in the applicable public recording office if necessary to maintain the lien priority of the
Mortgage, and which have been delivered or will be delivered to the Trustee on behalf of the Purchaser; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no
Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the Mortgage Loan Schedule;

            (6)     The Mortgage Note and the Mortgage are not subject to any
right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the
Mortgage Loan was originated;

            (7)     All buildings or other improvements upon the Mortgaged
Property are insured by an insurer acceptable to prudent lenders in the secondary mortgage market against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the
Pooling and Servicing Agreement. All such insurance policies contain a standard mortgagee clause naming Fremont Investment & Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the

                                       -9-

Federal Insurance Administration with a generally acceptable insurance carrier, in the amount described in the Pooling and Servicing Agreement (and to the extent required in the Pooling and Servicing Agreement) is in effect. The
Mortgage obligates the Mortgagor thereunder to obtain and maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Servicer upon the consummation of the transactions contemplated by this Agreement. The Originator has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Originator;

            (8)     Any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending laws, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Originator shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

            (9)     The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Neither the Originator nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Originator or the Servicer waived any default resulting from any action or inaction by the Mortgagor;

            (10)    The related Mortgage is properly recorded and is a valid,
existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by to be a first lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the
Servicer to be a second lien Mortgage Loan (as reflected on the Mortgage Loan
Schedule), in either case, on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to
(a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the Responsible
Party by the Originator and which do not adversely affect the Value of the

                                      -10-

Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) a first lien on the
Mortgaged Property with respect to each Mortgage Loan which is indicated by the
Servicer to be a first lien (as reflected on the Mortgage Loan Schedule) or a second lien on the Mortgaged Property with respect to each Mortgage Loan which is indicated by the Servicer to be a second lien (as reflected on the Mortgage
Loan Schedule). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated to be a first lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Servicer to be a second lien Mortgage Loan (as reflected on the
Mortgage Loan Schedule), in either case, on the property described therein and the Responsible Party had full right to sell and assign the same to the Seller.
The Mortgaged Property was not, as of the date of origination of the Mortgage
Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage
(other than subordinate loans originated concurrently therewith);

            (11)    The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the Mortgagor and enforceable by the Purchaser against such Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law;

            (12)    All parties to the Mortgage Note, the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan, to execute and deliver the Mortgage Note, the Mortgage and any other related agreement and to pledge, grant or convey the interest therein purported to be conveyed, and the Mortgage Note, the Mortgage and any other related agreement have been duly and properly executed by such parties. The Mortgagor is a natural person;

            (13)    The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the
Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the
Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

            (14)    No proceeds from any Mortgage Loan were used to purchase
single-premium credit insurance policies;

            (15)    All parties which have had any interest in the Mortgage Loan other than the Seller), whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan

                                      -11-

associations or national banks having principal offices in such state, or (D)
not doing business in such state so as to require qualification or licensing, or
(E) not otherwise required to be licensed in such state. All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

            (16)    On the date of its origination and on the Closing Date, the
Mortgage Loan was and is covered by an American Land Title Association ("ALTA")
lender's title insurance policy (which, in the case of an Adjustable-Rate
Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA
6.0 or 6.1) issued by a title insurer acceptable to prudent lenders in the secondary mortgage market and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in Section (10)(a), (b) and (d)) the Servicer, its successors and assigns as to the first priority lien or second priority lien, as the case may be, of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable-Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the
Mortgage providing for adjustment in the Mortgage Rate and Monthly Payment.
Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Servicer is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Originator, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Originator;

            (17)    There is no default, breach, violation or event of
acceleration existing under the Mortgage or the Mortgage Note and, except with respect to a payment under a Mortgage Loan that is less than thirty (30) days past due, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Originator nor the Servicer nor any other entity involved in originating or servicing a Mortgage Loan has waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated by the Servicer to be a second lien
Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the first lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage;

            (18)    There are no mechanics' or similar liens or claims which
have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such

                                      -12-

lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (19)    As of the date of origination of the Mortgage Loan, all
improvements which were considered in determining the Value of the related
Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

            (20)    The Mortgage Loan was originated by Fremont Investment &
Loan or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

            (21)    Except with regards to interest only loans, principal
payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed-Rate Mortgage Loans, are sufficient to fully amortize the original principal balance over the original term thereof, of not more than 30 years, and to pay interest at the related Mortgage Rate, and, in the case of an
Adjustable-Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Rate. The
Index for each Adjustable-Rate Mortgage Loan is as defined in the Mortgage Loan
Schedule. The Mortgage Note does not permit negative amortization. No Mortgage
Loan is a convertible Mortgage Loan;

            (22)    The origination practices used by the Originator and
collection practices used by the Servicer with respect to each Mortgage Note and
Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Servicer and any predecessor servicer in accordance with the terms of the
Mortgage Note. With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Servicer to be a second lien Mortgage Loan and of which the mortgagee under the first lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the
Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. An escrow of funds is not prohibited by applicable law with respect to any Mortgage Loan for which such escrow of funds has been established. All Mortgage Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related
Mortgage Note. The Originator or an Affiliate executed and delivered any and all notices

                                      -13-

required under applicable law and the terms of the related Mortgage Note and
Mortgage regarding the Mortgage Rate and the monthly payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited. No escrow deposits or Escrow Payments or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Servicer for any work on a Mortgaged Property which has not been completed;

            (23)    The Mortgaged Property is undamaged by waste, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and there is no proceeding pending or threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

            (24)    The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a
Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial or non-judicial foreclosure. Upon default by a Mortgagor on a Mortgage
Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. The Mortgaged
Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the
Mortgagor which would materially interfere with the right to sell the Mortgaged
Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption. The Mortgagor has not notified the
Originator or the Servicer and neither the Originator nor the Servicer has any knowledge of any relief requested or allowed to the Mortgagor under the
Servicemembers Civil Relief Act;

            (25)    The Mortgage Loan was underwritten in accordance with the
underwriting guidelines of Fremont Investment & Loan in effect at the time the
Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to prudent mortgage lending institutions in the secondary market;

            (26)    The Mortgage Note is not and has not been secured by any
collateral except the lien of the corresponding Mortgage on the Mortgaged
Property and the security interest of any applicable security interest or chattel mortgage referred to in (10) above;

            (27)    The Mortgage Note is comprised of one original promissory
note and each such promissory note constitutes an "instrument" for purposes of
Section 102(a)(47) of the Uniform Commercial Code;

            (28)    The Mortgage File contains an appraisal of the related
Mortgaged Property which (A) satisfied the standards of prudent mortgage lending institutions, (B) was conducted generally in accordance with the Fremont
Investment & Loan's underwriting guidelines and

                                      -14-

included an assessment of the fair market value of the related Mortgaged
Property at the time of such appraisal, and (C) was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Originator or the Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the
Mortgage Loan and who met the minimum qualifications of prudent mortgage lending institutions. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989;

            (29)    In the event the Mortgage constitutes a deed of trust, a
trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the
Mortgagor;

            (30)    No Mortgage Loan contains provisions pursuant to which
Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Originator, the Servicer, the Mortgagor, or
anyone on behalf of the Mortgagor, (b) paid by any source other than the
Mortgagor or (c) contains any other similar provisions which may constitute a
"buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (31)    The Mortgagor has executed a statement to the effect that
the Mortgagor has received all disclosure materials required by and the
Originator has complied with all applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed-Rate Mortgage Loans and adjustable rate mortgage loans in the case of Adjustable-Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

            (32)    No Mortgage Loan was made in connection with (a) the
construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

            (33)    The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation;

            (34)    No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan; provided, however, that the
Responsible Party shall not be responsible for facts or circumstances

                                      -15-

pursuant to this subsection in the event that the Purchaser does not notify the
Responsible Party of such instance within five (5) years of the Closing Date.
The Originator has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (35)    Each original Mortgage was recorded and all subsequent
assignments of the original Mortgage (other than the assignment to the Purchaser or the Purchaser's designee) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator. The
Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (36)    Any principal advances made to the Mortgagor after the date of origination of a Mortgage Loan but prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the
Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated to be a first lien Mortgage Loan (as reflected on the Mortgage Loan
Schedule) or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Servicer to be a second lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to prudent mortgage lending institutions. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan;

            (37)    [Reserved];

            (38)    Each Mortgaged Property consists of a fee simple interest in a single parcel of real property improved by a Residential Dwelling. If the
Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development)
such condominium or planned unit development project meets the eligibility requirements of the underwriting guidelines of the Originator;

            (39)    With respect to each Mortgage Loan secured by a manufactured home: (A) the manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the site; (B) all foundations, both perimeter and interior, have footings that are located below the frost line; (C)
any wheels, axles and trailer hitches are removed from such manufactured home;
and (D) the related Mortgage Loan is covered under a standard real estate title insurance policy that identifies the manufactured home as part of the real property and insures or indemnifies against any loss if the manufactured home is determined not to be part of the real property;

            (40)    Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a "Texas Refinance
Loan") has been originated in compliance with the provisions of Article XVI,
Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas
Finance Code. With respect to each Texas Refinance Loan

                                      -16-

that is a Cash-Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge. The Originator does not collect any such
Prepayment Charges in connection with any such Texas Refinance Loan;

            (41)    Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

            (42)    There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (43)    The Originator shall, at its own expense, cause each
Mortgage Loan to be covered by a "life of loan" tax service contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided, however, that if the Originator fails to purchase such tax service contract, the Originator shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such tax service contract;

            (44)    Each Mortgage Loan is covered by a "life of loan" flood zone service contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each Mortgage Loan not covered by such flood zone service contract, the Originator has agreed to purchase such flood zone service contract;

            (45)    None of the Mortgage Loans are classified as (a) "high cost"
loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law (including without limitation any regulation or ordinance) (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

            (46)    The Responsible Party has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor
or the Mortgagor's credit standing that can reasonably be expected to cause the
Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, adversely affect the value of the Mortgage Loan or to cause any Mortgage Loan to prepay during any period materially faster or slower than similar mortgage loans held by the Responsible Party generally secured by properties in the same geographic area as the related Mortgaged Property;

            (47)    The Servicer and any predecessor servicer with respect to a
Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting
Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and
Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

                                      -17-

            (48)    None of the Mortgage Loans is subject to a primary mortgage insurance policy;

            (49)    The source of the down payment with respect to each Mortgage
Loan has been fully verified by the Originator to the extent set forth in the underwriting guidelines of the Originator;

            (50)    With respect to any first lien Mortgage Loan, the
Loan-to-Value Ratio of such Mortgage Loan at origination was not more than 100%
and with respect to any Mortgage Loan, the combined Loan-to-Value Ratio of such
Mortgage Loan at origination was not more than 100%;

            (51)    Each Mortgage Loan constitutes a "qualified mortgage" under
Section 860G(a)(3)(A) of the Code and Treasury Regulation Section
1.860G-2(a)(1);

            (52)    Each Mortgage Loan has a valid and original credit score of not less than 500;

            (53)    No Mortgage Loan had an original term to maturity of more
than thirty (30) years, unless otherwise set forth in the Mortgage Loan
Schedule;

            (54)    No Mortgagor is the obligor on more than two Mortgage Notes;

            (55)    Each Mortgagor has a debt-to-income ratio of less than or
equal to 60%, unless otherwise set forth in the Mortgage Loan Schedule;

            (56)    Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder and to the best of the Responsible Party's knowledge, such provision is enforceable;

            (57)    With respect to each Mortgage Loan which is a second lien,
(i) the related first lien does not provide for negative amortization and (ii)
either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

            (58)    No Mortgage Loan is a "Specifically Designated National and
Blocked Person" as designated by the Office of Foreign Assets Control or as a person designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism;

            (59)    No Mortgage Loan has a prepayment penalty longer than three years after its origination. Any prepayment penalty is in an amount equal to or less than the maximum amount permitted under applicable state law;

            (60)    The Mortgage Loan documents with respect to each Mortgage
Loan subject to Prepayment Charges specifically authorizes such Prepayment
Charges to be collected and such Prepayment Charges are permissible and enforceable in accordance with the terms of

                                      -18-

the related Mortgage Loan documents and applicable law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure);

            (61)    The representations and warranties in this Section 6 are
applicable to such second lien Mortgage Loans to the extent that the Fremont
Investment & Loan's underwriting guidelines and/or procedures related to such representations and warranties;

            (62)    The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less; provided, however, that any condominium unit, planned unit development, mobile home (double wide only)
or manufactured dwelling shall conform with the applicable requirements in the
Underwriting Guidelines regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or, except as specified on the Mortgage Loan Schedule, a mobile home erected thereon or by a mixed use property, a property in excess of
10 acres or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

            (63)    With respect to Adjustable-Rate Mortgage Loans, the Index
set forth in the Mortgage Note is one-month or six-month LIBOR, unless otherwise set forth in the Mortgage Loan Schedule;

            (64)    With respect to each Adjustable-Rate Mortgage Loan, the
Mortgage Loan documents provide that after the related first Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage
Loan meets certain credit requirements stated in the Mortgage Loan documents;

            (65)    To the best of the Responsible Party's knowledge, no action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy or bankruptcy bond related to the Mortgage
Loans, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Originator or by any officer, director, or employee of the Originator or any designee of the Originator or any corporation in which the Originator or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (66)    With respect to each Mortgage, the Originator or its
Affiliate has within the last twelve months (unless such Mortgage was originated within such twelve month period)

                                      -19-

analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with
RESPA and any other applicable law;

            (67)    As to each consumer report (as defined in the Fair Credit
Reporting Act, Public Law 91-508) or other credit information furnished by the
Originator to the Purchaser, that the Originator has full right and authority and is not precluded by law or contract from furnishing such information to the
Purchaser;

            (68)    If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land;
(2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the
Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c)
prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the
Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged
Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a generally accepted practice;

            (69)    The Mortgage Note and Mortgage are on forms acceptable to
prudent mortgage lending institutions, if available, and neither the Originator nor any Affiliate has made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (70)    Each of the Originator and its Affiliates has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001;

            (71)    No Mortgage Loan is a High Cost Loan or Covered Loan, as
applicable (as such terms are defined in the then current Standard & Poor's
LEVELS(R) Glossary which is now Version 5.7, Appendix E attached hereto as
Exhibit 1);

            (72)    No mortgage loan originated on or after October 1, 2002
through March 6, 2003 is governed by the Georgia Fair Lending Act.

            SECTION 7 Repurchase Obligation for Defective Documentation and for
Breach of Representation and Warranty.

            (a)     The representations and warranties contained in Section 6
shall not be impaired by any review and examination of Mortgage Files or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any

                                      -20-

assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of the Certificates. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Responsible Party or as to which the Responsible Party has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the
Purchaser's assignee, designee or transferee, then notwithstanding the
Responsible Party's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Responsible Party shall take such action described in the following paragraphs in respect of such Mortgage Loan.

   Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by or at the direction of the Seller (as listed on the Trustee's Preliminary Exception Report) as part of any Mortgage
File, or of a breach of any of the representations and warranties contained in
Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the Seller (in the case of a missing document) or the Responsible Party and the Seller (in the case of a breach of any of the representations and warranties contained in Section 6). Within sixty (60) days of its discovery or its receipt of notice of any such missing documentation that was not transferred to the
Purchaser as described above, or of materially defective documentation, or of any such breach of a representation and warranty, the Responsible Party or the
Seller (or their related designee), as applicable, promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Responsible Party or the Seller (or their related designee) cannot deliver such missing document or cannot cure such defect or breach, the
Responsible Party or the Seller, as applicable, shall, within ninety (90) days of its discovery or receipt of notice, either (i) repurchase the affected
Mortgage Loan at the Purchase Price or (ii) pursuant to the provisions of the
Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans.
The Responsible Party or the Seller, as applicable, shall amend the Closing
Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this
Agreement and the Pooling and Servicing Agreement. The Responsible Party or the
Seller, as applicable, shall deliver to the Purchaser such amended Closing
Schedule and shall deliver such other documents as are required by this
Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and
Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

   Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Responsible Party or receipt of notice by the Responsible Party of the breach of the representation of the Responsible Party set forth in Section 6(59)
above which materially and adversely affects the interests of the Holders of the
Class P Certificates in any Prepayment Charge, the Responsible Party shall pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of

                                      -21-

the Class P Certificates by remitting such amount to the Servicer for deposit into the Custodial Account, net of any amount previously collected by the
Servicer or paid by the Servicer, for the benefit of the Holders of the Class P
Certificates in respect of such Prepayment Charge.

            (b)     Notwithstanding the foregoing, with respect to an alleged
breach of a representation and warranty which breach is covered by a title insurance policy, the Purchaser shall use reasonable efforts to enforce the provisions of any related title insurance policy prior to seeking a remedy against the Responsible Party or the Seller hereunder.

            (c)     It is understood and agreed that the obligations of the
Responsible Party or the Seller set forth in this Section 7 to cure or repurchase a defective Mortgage Loan constitute the sole remedies of the
Purchaser against the Responsible Party or the Seller respecting a missing document or a breach of the representations and warranties contained in Section
6.

            SECTION 8 Closing; Payment for the Mortgage Loans. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Mayer, Brown, Rowe & Maw LLP at 10:00 a.m. New York City time on the
Closing Date.

   The closing shall be subject to each of the following conditions:

            (a)     All of the representations and warranties of the Seller and the Responsible Party under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

            (b)     The Purchaser shall have received, or the attorneys of the
Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

            (c)     The Seller shall have delivered or caused to be delivered
and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the
Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

            (d)     All other terms and conditions of this Agreement and the
Pooling and Servicing Agreement shall have been complied with.

   Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and
Servicing Agreement, the consideration for the Mortgage Loans as specified in
Section 3 of this Agreement, by delivery to the Seller of the Aggregate Purchase
Price.

            SECTION 9 Closing Documents. Without limiting the generality of
Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

                                      -22-

            (a)     An Officer's Certificate of the Seller, dated the Closing
Date, in form satisfactory to and upon which the Purchaser and Barclays Capital
Inc. (the "Representative") may rely, and attached thereto copies of the certificate of formation, limited liability company agreement and certificate of good standing of the Seller;

            (b)     An Opinion of Counsel of the Seller, dated the Closing Date, in form satisfactory to and addressed to the Purchaser and the Representative;

            (c)     An Officer's Certificate of the Responsible Party, dated the
Closing Date, in form satisfactory to and upon which the Purchaser and the
Representative may rely, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Responsible
Party;

            (d)     An Opinion of Counsel of the Responsible Party, dated the
Closing Date, in form satisfactory to and addressed to the Purchaser and the
Representative;

            (e)     Such opinions of counsel as the Rating Agencies or the
Trustee may request in connection with the sale of the Mortgage Loans by the
Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

            (f)     A letter from Deloitte & Touche LLP, certified public
accountants, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's prospectus supplement for Series 2006-FRE2, dated October 18, 2006 (the "Prospectus
Supplement") relating to the Offered Certificates contained under the captions
"Summary--The Mortgage Pool," "Legal Proceedings," "Risk Factors," (to the
extent of information concerning the Mortgage Loans contained therein) and
"Description of the Mortgage Pool" agrees with the records of the Originator;
and

            (g)     Such further information, certificates, opinions and
documents as the Purchaser or the Representative may reasonably request.

            SECTION 10 Costs. The Seller shall pay (or shall reimburse the
Purchaser or any other Person to the extent that the Purchaser or such other
Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and, except as set forth in Section 4(b), the fees for recording Assignments.

   The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) the fees and expenses of the Seller's accountants and attorneys, the costs and expenses incurred in connection with producing the Servicer's or any Subservicer's loan loss, foreclosure and delinquency experience, the costs and expenses incurred in connection with obtaining the documents referred to in Section 9, the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus and
Prospectus Supplement, and any private placement memorandum relating to the
Certificates and other related documents, the initial fees, costs and expenses of the Trustee, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the
Mortgage Loans, the

                                      -23-

filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of outside special counsel that may be required by the Originator and the fees charged by any rating agency to rate the
Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

            SECTION 11 [Reserved].

            SECTION 12 Indemnification. The Responsible Party shall indemnify and hold harmless each of (i) the Purchaser, (ii) the Underwriters, (iii) the
Person, if any, to which the Purchaser assigns its rights in and to a Mortgage
Loan and each of their respective successors and assigns and (iv) each person, if any, who controls the Purchaser within the meaning of Section 15 of the
Securities Act of 1933, as amended (the "1933 Act") ((i) through (iv)
collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any private placement memorandum relating to the offering by the Purchaser or an affiliate thereof, of the Class M-10 Certificates, Class CE Certificates or the Class P Certificates,
or the omission or the alleged omission to state therein the material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) information furnished in writing to the Purchaser or any of its affiliates by the Responsible Party or any of its affiliates specifically for use therein, which shall include, with respect to the Prospectus Supplement, the information set forth under the captions "Summary--The Mortgage Pool,"
"Legal Proceedings," "Risk Factors" (to the extent of information concerning the
Mortgage Loans contained therein), "Description of The Mortgage Pool--The
Originator" and "Pooling and Servicing Agreement--The Servicer" and, with respect to any private placement memorandum, any information of a comparable nature, or (ii) the data tape dated August 22, 2006 or any modifications, corrections or revisions thereto, containing information with respect to the
Mortgage Loans as transmitted by modem to the Purchaser by the Responsible Party or any of its affiliates (as such transmitted information may have been amended in writing by the Responsible Party or any of its affiliates with the written consent of the Purchaser subsequent to such transmission), (b) any representation, warranty or covenant made by the Responsible Party or any affiliate of the Responsible Party herein or in the Pooling and Servicing
Agreement, on which the Purchaser has relied, being, or alleged to be, untrue or incorrect or (c) any updated collateral information provided by any Underwriter to a purchaser of the Certificates derived from the data contained in clause
(ii) and the Remittance Report or a current collateral tape obtained from the
Responsible Party or an affiliate of the Responsible Party, including the current Stated Principal Balances of the Mortgage Loans; provided, however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of the
Seller described in clause (a), (b) or (c) above and (2) any other factual basis, the Seller shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims, expenses, damages, or liabilities of the person or persons asserting the claim are determined to rise from or be based upon matters set forth in clause (1) above and

                                      -24-

do not result from the gross negligence or willful misconduct of such
Indemnified Party. This indemnity shall be in addition to any liability that the
Seller may otherwise have.

            SECTION 13 Intent of the Parties, Mandatory Delivery; Grant of
Security Interest. The sale of the Mortgage Loans as contemplated hereby is absolute and is intended by both the Seller and the Purchaser to constitute a sale of the such Mortgage Loans by the Seller to the Purchaser. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage
Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the
Mortgage Loans on or before the Closing Date. The Seller hereby grants to the
Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such
Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing
Date, to reject any Mortgage Loan to the extent permitted by this Agreement, and
(ii) obligation to deliver or cause to be delivered the consideration for the
Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the
Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this
Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

   Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Aggregate Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Aggregate Purchase Price, the Purchaser shall immediately effect the re-delivery of the Mortgage Loans, if delivery to the
Purchaser has occurred, and the security interest created by this Section 13 shall be deemed to have been released.

            SECTION 14 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by fax and, receipt of which is confirmed by telephone, if to the
Purchaser, addressed to Stanwich Asset Acceptance Company, L.L.C., Seven
Greenwich Office Park, 599 West Putnam Avenue, Greenwich, Connecticut 06830
(Telecopy: (212-272-7206)), Attention: Darren Fulco; or such other address as may hereafter be furnished to the Responsible Party and the Seller in writing by the Purchaser; if to the Responsible Party, addressed to the Responsible Party at 2727 East Imperial Highway, Brea, California 92821, or such other address as may hereafter be furnished to the Seller and the Purchaser in writing by the
Responsible Party; if to the Seller, addressed to the Seller at Carrington
Securities, LP, Seven Greenwich Office Park, 599 West Putnam Avenue, Greenwich,
Connecticut 06830 (Telecopy: (212-272-7206)), Attention: Bruce M. Rose, or to
such other address as the Seller may designate in writing to the Purchaser and the Responsible Party.

                                      -25-

            SECTION 15 Severability of Provisions. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            SECTION 16 Agreement of Parties. The Seller, the Responsible Party
and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

            SECTION 17 Survival. (a) The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the
Purchaser, notwithstanding any investigation heretofore or hereafter made by the
Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust
Fund.

            (b)     The Responsible Party agrees that the representations,
warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the
Seller and the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Seller or the Purchaser or on the behalf of either of them, and that the representations, warranties and agreements made by the
Responsible Party herein or in any such certificate or other instrument shall continue in full force and effect, notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

            SECTION 18 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO
CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK
GENERAL OBLIGATIONS LAW).

            SECTION 19 Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or

                                      -26-

terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

   It is the express intent of the parties hereto that the conveyance of the
Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the
Purchaser and not as a pledge of the Mortgage Loans by the Seller to the
Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the
Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage
Loans by the Seller to the Purchaser to secure a debt or other obligation of the
Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform
Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Custodial Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession" by the secured party for purposes of perfecting the security interest pursuant to the New York Uniform Commercial
Code; and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the
Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d)
hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this
Agreement, take such actions as may be necessary to ensure that, if this
Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                               [Signatures follow]

                                      -27-

   IN WITNESS WHEREOF, the Purchaser, the Seller and the Responsible Party have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                      STANWICH ASSET ACCEPTANCE COMPANY,
                                      L.L.C., as Purchaser

                                      By:  /s/Bruce M. Rose
                                           -------------------------------
                                           Name:  Bruce M. Rose
                                           Title: President

                                      CARRINGTON SECURITIES, LP, as Seller
                                      By: Carrington Capital Management, LLC,
                                      as its general partner

                                      By:  /s/ Bruce M. Rose
                                           -------------------------------
                                           Name:  Bruce M. Rose
                                           Title: President

                                      FREMONT INVESTMENT & LOAN, as Responsible
                                      Party

                                      By:  /s/Jeff Crusinberry
                                           -------------------------------
                                           Name:  Jeff Crusinberry
                                           Title: Senior Vice President

                                       S-1   Mortgage Loan Purchase Agreement

                                   Schedule I

   The Seller hereby represents, warrants, and covenants to the Purchaser as follows on the Closing Date and on each Distribution Date thereafter:

   General

            1.      This Agreement creates a valid and continuing security
interest (as defined in the applicable Uniform Commercial Code ("UCC")) in the
Mortgage Loans in favor of the Purchaser which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Seller.

            2.      The Mortgage Loans constitute "general intangibles" or
"instruments" within the meaning of the applicable UCC.

            3.      The Custodial Account and all subaccounts thereof constitute either a deposit account or a securities account.

            4.      To the extent that payments and collections received or made with respect to the Mortgage Loans constitute securities entitlements, such payments and collections have been and will have been credited to the Custodial
Account. The securities intermediary for the Custodial Account has agreed to treat all assets credited to the Custodial Account as "financial assets" within the meaning of the applicable UCC.

   Creation

            5.      The Seller owns and has good and marketable title to the
Mortgage Loans free and clear of any lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the lien attaches is not impaired during the pendency of such proceeding.

            6.      The Seller has received all consents and approvals to the
sale of the Mortgage Loans hereunder to the Purchaser required by the terms of the Mortgage Loans that constitute instruments.

            7.      To the extent the Custodial Account or subaccounts thereof constitute securities entitlements, certificated securities or uncertificated securities, the Seller has received all consents and approvals required to transfer to the Purchaser its interest and rights in the Custodial Account hereunder.

   Perfection

            8.      The Seller has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of

                                             Mortgage Loan Purchase Agreement

the Mortgage Loans from the Seller to the Purchaser and the security interest in the Mortgage Loans granted to the Purchaser hereunder.

            9.      With respect to the Custodial Account and all subaccounts
that constitute deposit accounts, either:

            (i)     the Seller has delivered to the Purchaser a fully-executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Purchaser directing disposition of the funds in the Custodial Account without further consent by the Seller; or

            (ii)    the Seller has taken all steps necessary to cause the
      Purchaser to become the account holder of the Custodial Account.

            10.     With respect to the Custodial Account or subaccounts thereof that constitute securities accounts or securities entitlements, either:

            (i)     the Seller has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Custodial Account granted by the Seller to the Purchaser;
      or

            (ii)    the Seller has delivered to the Purchaser a fully-executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Purchaser relating to the
      Custodial Account without further consent by the Purchaser; or

            (iii)   the Seller has taken all steps necessary to cause the
      securities intermediary to identify in its records the Purchaser as the person having a security entitlement against the securities intermediary in the Custodial Account.

   Priority

            11.     Other than the transfer of the Mortgage Loans to the
Purchaser pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage
Loans. The Seller has not authorized the filing of, or is not aware of any financing statements against the Seller that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated.

            12.     The Seller is not aware of any judgment, ERISA or tax lien filings against the Seller.

            13.     The Trustee has in its possession all original copies of the
Mortgage Notes that constitute or evidence the Mortgage Loans. To the Seller's knowledge, none of the instruments that constitute or evidence the Mortgage
Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the

                                             Mortgage Loan Purchase Agreement

Purchaser or its designee. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the
Mortgage Loans contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Purchaser."

            14.     Neither the Custodial Account nor any subaccount thereof is in the name of any person other than the Seller or the Purchaser or in the name of its nominee. The Seller has not consented for the securities intermediary of the Custodial Account to comply with entitlement orders of any person other than the Purchaser or its designee.

            15.     Survival of Perfection Representations. Notwithstanding any
other provision of this Agreement or any other transaction document, the
Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of the Servicer's rights to act as such) until such time as all obligations under this Agreement have been finally and fully paid and performed.

            16.     No Waiver. The parties to this Agreement (i) shall not,
without obtaining a confirmation of the then-current rating of the Certificates waive any of the Perfection Representations, and (ii) shall provide the Rating
Agencies with prompt written notice of any breach of the Perfection
Representations, and shall not, without obtaining a confirmation of the then-current rating of the Certificates (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

            17.     Seller to Maintain Perfection and Priority. The Seller
covenants that, in order to evidence the interests of the Seller and the
Purchaser under this Agreement, the Seller shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by the Purchaser) to maintain and perfect, as a first priority interest, the Purchaser's security interest in the Mortgage Loans. The Seller shall, from time to time and within the time limits established by law, prepare and present to the Purchaser or its designee to authorize (based in reliance on the Opinion of Counsel hereinafter provided for) the Seller to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Purchaser's security interest in the Mortgage Loans as a first-priority interest (each a "Filing"). The Seller shall present each such
Filing to the Purchaser or its designee together with (x) an Opinion of Counsel to the effect that such Filing is (i) consistent with the grant of the security interest to the Purchaser pursuant to Section 19 of this Agreement, (ii)
satisfies all requirements and conditions to such Filing in this Agreement and
(iii) satisfies the requirements for a Filing of such type under the Uniform
Commercial Code in the applicable jurisdiction (or if the Uniform Commercial
Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Purchaser's signature. Upon receipt of such Opinion of Counsel and form of authorization, the Purchaser shall promptly authorize in writing the Seller to, and the Seller shall, effect such Filing under the UCC without the signature of the Seller or the Purchaser where allowed by applicable law. Notwithstanding anything else in the transaction documents to the

                                             Mortgage Loan Purchase Agreement

contrary, the Seller shall not have any authority to effect a Filing without obtaining written authorization from the Purchaser or its designee.

                                             Mortgage Loan Purchase Agreement

                                   Schedule II

                                [to be inserted]

                                             Mortgage Loan Purchase Agreement

                                    Exhibit 1

APPENDIX E - Standard & Poor's Anti-Predatory Lending Categorization
                                                       REVISED February 07, 2005

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in
Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Category under Applicable Anti-
     State/Jurisdiction            Name of Anti-Predatory Lending Law/Effective Date                Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------------------

Arkansas                       Arkansas Home Loan Protection Act, Ark. Code Ann. ss.ss.     High Cost Home Loan
                               23-53-101 et seq.

                               Effective July 16, 2003
----------------------------------------------------------------------------------------------------------------------------------
Cleveland Heights, OH          Ordinance No. 72-2003 (PSH), Mun. Code ss.ss. 757.01 et      Covered Loan
                               seq.

                               Effective June 2, 2003
----------------------------------------------------------------------------------------------------------------------------------
Colorado                       Consumer Equity Protection, Colo. Stat. Ann. ss.ss.          Covered Loan
                               5-3.5-101 et seq.

                               Effective for covered loans offered or entered into
                               on or after January 1, 2003. Other provisions of the
                               Act took effect on June 7, 2002
----------------------------------------------------------------------------------------------------------------------------------
Connecticut                    Connecticut Abusive Home Loan Lending Practices Act,         High Cost Home Loan
                               Conn. Gen. Stat. ss.ss. 36a-746 et seq.

                               Effective October 1, 2001
----------------------------------------------------------------------------------------------------------------------------------
District of Columbia           Home Loan Protection Act, D.C. Code ss.ss. 26-1151.01 et     Covered Loan
                               seq.

                               Effective for loans closed on or after January 28,
                               2003
----------------------------------------------------------------------------------------------------------------------------------
Florida                        Fair Lending Act, Fla. Stat. Ann. ss.ss. 494.0078 et seq.    High Cost Home Loan

                               Effective October 2, 2002
----------------------------------------------------------------------------------------------------------------------------------

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Category under Applicable Anti-
     State/Jurisdiction            Name of Anti-Predatory Lending Law/Effective Date                Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------------------

Georgia (Oct. 1, 2002 - Mar.   Georgia Fair Lending Act, Ga. Code Ann. ss.ss. 7-6A-1 et     High Cost Home Loan
6, 2003)                       seq.

                               Effective October 1, 2002 - March 6, 2003
----------------------------------------------------------------------------------------------------------------------------------
Georgia as amended (Mar. 7,    Georgia Fair Lending Act, Ga. Code Ann. ss.ss. 7-6A-1 et     High Cost Home Loan
2003 - current)                seq.

                               Effective for loans closed on or after March 7, 2003
----------------------------------------------------------------------------------------------------------------------------------
HOEPA Section 32               Home Ownership and Equity Protection Act of 1994, 15         High Cost Loan
                               U.S.C. ss. 1639, 12 C.F.R. ss.ss. 226.32 and 226.34

                               Effective October 1, 1995, amendments October 1, 2002
----------------------------------------------------------------------------------------------------------------------------------
Illinois                       High Risk Home Loan Act, Ill. Comp. Stat. tit. 815,          High Risk Home Loan
                               ss.ss. 137/5 et seq.

                               Effective January 1, 2004 (prior to this date,
                               regulations under Residential Mortgage License Act
                               effective from May 14, 2001)
----------------------------------------------------------------------------------------------------------------------------------
Indiana                        Indiana Home Loan Practices Act, Ind. Code Ann. ss.ss.       High Cost Home Loan
                               24-9-1-1 et seq.

                               Effective for loans originated on or after January
                               1, 2005.
----------------------------------------------------------------------------------------------------------------------------------
Kansas                         Consumer Credit Code, Kan. Stat. Ann. ss.ss. 16a-1-101       High Loan to Value Consumer Loan (id.
                               et seq.                                                      ss. 16a-3-207) and;
                                                                                            --------------------------------------
                               Sections 16a-1-301 and 16a-3-207 became effective            High APR Consumer Loan (id. ss.
                               April 14, 1999; Section 16a-3-308a became effective          16a-3-308a)
                               July 1, 1999
----------------------------------------------------------------------------------------------------------------------------------
Kentucky                       2003 KY H.B. 287 - High Cost Home Loan Act, Ky. Rev.         High Cost Home Loan
                               Stat. ss.ss. 360.100 et seq.

                               Effective June 24, 2003
----------------------------------------------------------------------------------------------------------------------------------

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Category under Applicable Anti-
     State/Jurisdiction            Name of Anti-Predatory Lending Law/Effective Date                Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------------------

Maine                          Truth in Lending, Me. Rev. Stat. tit. 9-A, ss.ss. 8-101      High Rate High Fee Mortgage
                               et seq.

                               Effective September 29, 1995 and as amended from
                               time to time
----------------------------------------------------------------------------------------------------------------------------------
Massachusetts                  Part 40 and Part 32, 209 C.M.R. ss.ss. 32.00 et seq. and     High Cost Home Loan
                               209 C.M.R. ss.ss. 40.01 et seq.

                               Effective March 22, 2001 and amended from time to
                               time
----------------------------------------------------------------------------------------------------------------------------------
                               Massachusetts Predatory Home Loan Practices Act              High Cost Home Mortgage Loan
                               Mass. Gen. Laws ch. 183C,  ss.ss. 1 et seq.

                               Effective November 7, 2004
----------------------------------------------------------------------------------------------------------------------------------
Nevada                         Assembly Bill No. 284, Nev. Rev. Stat. ss.ss. 598D.010       Home Loan
                               et seq.

                               Effective October 1, 2003
----------------------------------------------------------------------------------------------------------------------------------
New Jersey                     New Jersey Home Ownership Security Act of 2002, N.J.         High Cost Home Loan
                               Rev. Stat. ss.ss. 46:10B-22 et seq.

                               Effective for loans closed on or after November 27,
                               2003
----------------------------------------------------------------------------------------------------------------------------------
New Mexico                     Home Loan Protection Act, N.M. Rev. Stat. ss.ss.             High Cost Home Loan
                               58-21A-1 et seq.

                               Effective as of January 1, 2004; Revised as of
                               February 26, 2004
----------------------------------------------------------------------------------------------------------------------------------
New York                       N.Y. Banking Law Article 6-l                                 High Cost Home Loan

                               Effective for applications made on or after April 1,
                               2003
----------------------------------------------------------------------------------------------------------------------------------
North Carolina                 Restrictions and Limitations on High Cost Home               High Cost Home Loan
                               Loans, N.C. Gen. Stat. ss.ss. 24-1.1E et seq.

                               Effective July 1, 2000; amended October 1, 2003
                               (adding open-end lines of credit)
----------------------------------------------------------------------------------------------------------------------------------

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Category under Applicable Anti-
     State/Jurisdiction            Name of Anti-Predatory Lending Law/Effective Date                Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------------------

Ohio                           H.B. 386 (codified in various sections of the Ohio           Covered Loan
                               Code), Ohio Rev. Code Ann. ss.ss. 1349.25 et seq.

                               Effective May 24, 2002
----------------------------------------------------------------------------------------------------------------------------------
Oklahoma                       Consumer Credit Code (codified in various sections           Subsection 10 Mortgage
                               of Title 14A)

                               Effective July 1, 2000; amended effective January 1,
                               2004
----------------------------------------------------------------------------------------------------------------------------------
South Carolina                 South Carolina High Cost and Consumer Home Loans             High Cost Home Loan
                               Act, S.C. Code Ann. ss.ss. 37-23-10 et seq.

                               Effective for loans taken on or after January 1, 2004
----------------------------------------------------------------------------------------------------------------------------------
West Virginia                  West Virginia Residential Mortgage Lender, Broker            West Virginia Mortgage Loan Act Loan
                               and Servicer Act, W. Va. Code Ann. ss.ss. 31-17-1 et seq.

                               Effective June 5, 2002
----------------------------------------------------------------------------------------------------------------------------------

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Category under Applicable Anti-
     State/Jurisdiction            Name of Anti-Predatory Lending Law/Effective Date                Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------------------

Georgia (Oct. 1, 2002 - Mar.   Georgia Fair Lending Act, Ga. Code Ann. ss.ss.               Covered Loan
6, 2003)                       7-6A-1 et seq.

                               Effective October 1, 2002 - March 6, 2003
----------------------------------------------------------------------------------------------------------------------------------
New Jersey                     New Jersey Home Ownership Security Act of 2002,              Covered Home Loan
                               N.J. Rev. Stat. ss.ss. 46:10B-22 et seq.

                               Effective November 27, 2003 - July 5, 2004
----------------------------------------------------------------------------------------------------------------------------------

STANDARD & POOR'S HOME LOAN CATEGORIZATION

----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Category under Applicable Anti-
     State/Jurisdiction            Name of Anti-Predatory Lending Law/Effective Date                Predatory Lending Law
----------------------------------------------------------------------------------------------------------------------------------

Georgia (Oct. 1, 2002 - Mar.   Georgia Fair Lending Act, Ga. Code Ann. ss.ss.               Home Loan
6, 2003)                       7-6A-1 et seq.

                               Effective October 1, 2002 - March 6, 2003
----------------------------------------------------------------------------------------------------------------------------------
New Jersey                     New Jersey Home Ownership Security Act of 2002,              Home Loan
                               N.J. Rev. Stat. ss.ss. 46:10B-22 et seq.

                               Effective for loans closed on or after November
                               27, 2003
----------------------------------------------------------------------------------------------------------------------------------
New Mexico                     Home Loan Protection Act, N.M. Rev. Stat. ss.ss.             Home Loan
                               58-21A-1 et seq.

                               Effective as of January 1, 2004; Revised as of
                               February 26, 2004
----------------------------------------------------------------------------------------------------------------------------------
North Carolina                 Restrictions and Limitations on High Cost Home               Consumer Home Loan
                               Loans, N.C. Gen. Stat. ss.ss. 24-1.1E et seq.

                               Effective July 1, 2000; amended October 1, 2003
                               (adding open-end lines of credit)
----------------------------------------------------------------------------------------------------------------------------------
South Carolina                 South Carolina High Cost and Consumer Home                   Consumer Home Loan
                               Loans Act, S.C. Code Ann. ss.ss. 37-23-10 et seq.

                               Effective for loans taken on or after January 1,
                               2004
----------------------------------------------------------------------------------------------------------------------------------